UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2006

NASHUA CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-05492	02-0170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063
(Address of principal executive offices and zip code)

(603)880-2323
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events
     On July 7, 2006, Nashua Corporation, a Massachusetts corporation (“Nashua”) issued a press release announcing that on June 30, 2006 the Appellate Court of Illinois issued an order in the case filed by Phillippe Olczyk, and others, against Cerion Technologies, Inc., Nashua and others. In its June 30, 2006 Order, the Appellate Court dismissed the plaintiffs’ appeal of the August 16, 2005 Order of the Circuit Court of Cook County, which had granted defendants’ motion for summary judgment. The Appellate Court found that it lacked appellate jurisdiction. Under Illinois law, the plaintiffs have twenty-one days to seek rehearing from the Appellate Court, or up to thirty-five days in which to petition the Illinois Supreme Court to hear an appeal of the Appellate Court’s ruling.
     The suit was initially filed in 1996 against Cerion Technologies, Inc., Nashua and other defendants. The original complaint alleged that Cerion Technologies, Inc., a former subsidiary of Nashua, had issued materially false and misleading statements and omitted the disclosure of certain material facts in connection with its initial public offering. The defendants denied that they had issued false and misleading statements. Cerion Technologies Inc. ceased operations in November 1998.
     A copy of the press release is attached to this Current Report on Form 8-K at Exhibit 99.1.
Item 9.01.      Financial Statements and Exhibits
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION
Date: July 7, 2006	By:	/s/ John L. Patenaude
John L. Patenaude
Vice President - Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on July 7, 2006